EXHIBIT 21.1

SUBSIDIARIES OF LTN STAFFING, LLC

BG Personnel, LP, a Texas limited partnership

BG Personnel Services, LP, a Texas limited partnership

BG Staffing, LLC, a Delaware limited liability company

B G Staff Services, Inc., a Texas corporation